UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.    )
Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:
[ ]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X ]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to §240.14a-12
STERLING BANKS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials:

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount previously paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

The definitive proxy statement of Sterling Banks, Inc. dated as of April 15, 2009 and first mailed to shareholders on or about April 20, 2009 is attached herewith.

3100 Route 38
Mount Laurel, New Jersey 08054

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
Tuesday, May 12, 2009

To Our Shareholders:

Notice is hereby given that the Annual Meeting of Shareholders (the “Annual Meeting”) of Sterling Banks, Inc. (the “Company”) will be held at the Company’s headquarters office, 3100 Route 38, Mount Laurel, New Jersey, on Tuesday, May 12, 2009 at 5:00 p.m., E.D.T. for the following purposes:

1.     to elect twelve (12) persons to the Board of Directors to hold office for a one-year term or until their successors are duly elected and qualified; and

2.     to transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

Shareholders of record as of the close of business on March 13, 2009 are entitled to notice of and to vote at the Annual Meeting.

You are invited to attend the Annual Meeting.  Please carefully read the attached Proxy Statement for information regarding the matters to be considered and acted upon at the Annual Meeting.  We hope that you will attend the Annual Meeting.

It is important that your shares are represented at the meeting regardless of the number of shares that you hold.  Voting instructions are printed on your proxy card and included in the accompanying proxy statement Whether or not you expect to attend the meeting in person, please sign, date and promptly return the enclosed proxy in order that the presence of a quorum may be assured.  A self-addressed envelope is enclosed for your convenience; no postage is required if mailed in the United States.

By order of the Board of Directors,

/s/ R. Scott Horner
R. Scott Horner
Secretary

Mount Laurel, New Jersey April 15, 2009

The approximate date on which this Proxy Statement and the form of proxy will first be sent or given to shareholders is April 20, 2009.

Important Notice Regarding the Availability of Proxy Materials
for the Shareholder Meeting to be held on May 12, 2009

The Company’s Proxy Statement and Annual Report on Form 10-K are available at
http://www.sterlingnj.com/2009proxymaterials

STERLING BANKS, INC.
3100 Route 38
Mount Laurel, New Jersey 08054

PROXY STATEMENT FOR ANNUAL MEETING
OF SHAREHOLDERS TO BE HELD MAY 12, 2009

The enclosed proxy is solicited by and on behalf of the Board of Directors of the Company to use at the Company’s Annual Meeting of Shareholders to be held on Tuesday, May 12, 2009 at 5:00 P.M., E.D.T., at the Company’s headquarters, 3100 Route 38, Mount Laurel, New Jersey, and at any postponement or adjournment thereof.

At the Annual Meeting, shareholders will consider and vote upon the election of twelve directors.  The Board of Directors knows of no additional matters that will be presented for consideration at the Annual Meeting.

VOTING SECURITIES, RECORD DATE AND QUORUM

Record Date.  The Board of Directors has fixed the close of business on March 13, 2009 as the record date for the determination of those shareholders who are entitled to notice of, and to vote at, the Annual Meeting and any postponement or adjournment thereof.  The Company had 5,843,362 shares of common stock outstanding at the close of business on the record date.

Quorum.  The presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast at the Annual Meeting, or 2,921,682 shares, constitutes a quorum for the Annual Meeting.  Abstentions and broker non-votes (i.e., shares for which a broker indicates on the proxy that it does not have discretionary authority as to such shares to vote on such matter) are not counted as votes cast on any matter to which they relate but are counted in determining the presence of a quorum.

VOTING BY PROXY AND SOLICITATION OF PROXIES

Voting by Proxy.  You may own shares of Company in one of the following ways:

•	directly in your name as the shareholder of record; or
•	indirectly through a broker, bank or other holder of record in “street name.”

If your shares are registered directly in your name, you are the holder of record of these shares, and we are sending these proxy materials directly to you.  Shareholders of record may vote by proxy in one of three ways:

•	by telephone: call 1-866-626-4508 and follow the instructions on your proxy card;
•	via the Internet: visit the www.votestock.com website and follow the instructions on your proxy card; or
•	by mail: mark, sign, date and mail your proxy card in the enclosed postage-paid envelope.

If you hold your shares in “street name,” please refer to the information on the voting instruction form forwarded to you by your bank, broker or other holder of record to see which voting options are available to you.  If you hold your shares in “street name” and plan to attend the Annual Meeting, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote in person at the meeting.

Shareholders who execute proxies retain the right to revoke them at any time.  Unless so revoked, the shares represented by signed proxies will be voted at the Annual Meeting and all adjournment thereof.  Proxies may be revoked by written notice delivered in person or mailed to the Secretary of the Company at the address of the Company or by the filing of a later-dated proxy prior to a vote being taken on a particular proposal at the Annual Meeting.  A proxy will not be voted if a shareholder attends the Annual Meeting and votes in person.  Proxies solicited by the Board of Directors will be voted as specified thereon.  If there are not sufficient votes to approve one or more of the proposals, the Board of Directors of the Company may adjourn the meeting to allow for solicitation of additional proxies.

The proxy confers discretionary authority on the persons named thereon to vote with respect to the election of any person as a director where the nominee is unable to serve, or for good cause will not serve, and with respect to matters incident to the conduct of the Annual Meeting.  If no specification is made, signed proxies will be voted “FOR” the nominees for Director as set forth herein.

The Board of Directors is not aware of any additional matters that will be presented for consideration at the Annual Meeting.  Execution of a proxy, however, confers on the designated proxyholder the discretionary authority to vote the shares represented by such proxy in accordance with their best judgment on such other business, if any, that may properly come before the Annual Meeting or any adjournment thereof.

The proxy provided by the Board of Directors of the Company allows a shareholder to vote for the election of the nominees proposed by the Board of Directors, to withhold authority to vote for the nominees being proposed, or to withhold authority for specifically designated nominees.  Under the Company’s by-laws, directors are elected by a plurality of votes cast, without regard to either (i) broker non-votes or (ii) proxies as to which authority to vote for the nominees being proposed is withheld.

Concerning any other matters that may properly come before the Annual Meeting, unless otherwise required by law, all such matters shall be determined by a majority of votes cast affirmatively or negatively without regard to broker non-votes.

You may revoke your proxy at any time prior to its exercise at the Annual Meeting by:

•	writing to R. Scott Horner and notifying him that you wish to revoke your written proxy;

•	properly completing, signing and returning to us another proxy that is dated after any proxy or proxies previously granted by you; or

•	attending the meeting and voting in person.

All written notices of revocation and other communications about your proxy should be addressed to the Company as follows:

Sterling Banks, Inc.
3100 Route 38
Mount Laurel, NJ 08054
Attention: R. Scott Horner, Corporate Secretary

All notices of revocation of proxies must be received as originals sent by hand delivery, U.S. mail or overnight courier.  You may not revoke your proxy by sending your written notice by any other means, including facsimile, telex or any form of electronic communication.

Solicitation of Proxies.  The cost of soliciting proxies for the Annual Meeting of the shareholders will be borne by the Company.  The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company’s common stock.  In addition to solicitations by mail, directors, officers, and regular employees of the Company may solicit proxies personally or by telephone without additional compensation.

PROPOSAL I - ELECTION OF DIRECTORS

General

The bylaws of the Company provide that the Board of Directors shall consist of not less than five nor more than 25 directors, with the exact number fixed by the Board of Directors.  The Board of Directors currently consists of twelve members.  Directors serve for a term of one year and until their successors are duly elected and qualified.  Each nominee is currently a member of the Board of Directors.  Each director has consented to being named as a nominee for director of the Company and has agreed to serve if elected.

Proxies solicited by the Board of Directors will be voted for the election of each of the named nominees, unless otherwise specified.  If any of the nominees are unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute (if any) as the Board of Directors may recommend or the size of the Board may be reduced to eliminate the vacancy.  At this time, the Board of Directors knows of no reason why any of the nominees might be unavailable to serve.  The vote of a plurality of the shares cast at the Annual Meeting is necessary to elect each of the nominees for director.

RECOMMENDATION OF THE COMPANY’S BOARD OF DIRECTORS

The Company’s Board of Directors recommends a vote "FOR" the election of each of the nominees listed in this Proxy Statement.

The following table sets forth certain information concerning the nominees for election to the Board of Directors:

Name	Director Since (1)	Position Held With Us

S. David Brandt, Esq. (2) (3) (5) (8)	1990	Director
Jeffrey Dubrow (7)	1990	Director
A. Theodore Eckenhoff (2) (3) (5) (8)	1990	Chairman of the Board, Director
R. Scott Horner (6) (7)	1998	Executive Vice President and Chief Financial Officer, Director
James L. Kaltenbach, M.D. (2) (4) (6) (7)	1992	Director
Robert H. King (2) (3) (6) (7)	1993	President and Chief Executive Officer, Director
G. Edward Koenig, Jr. (3) (7)	2007	Director
John J. Maley, Jr., CPA (2) (3) (4)	2007	Director
Luis G. Rogers (3) (6) (7)	2001	Director
Ronald P. Sandmeyer (2) (3) (4) (8)	1990	Director
Jeffrey P. Taylor (2) (4) (5) (7)	1990	Director
James W. Yoh, Ph.D. (4) (6) (7)	2001	Director

_________________________________
(1)         Refers to the year the individual first became a director of Sterling Bank and/or the Company.
(2)         Executive Committee
(3)         Loan Committee
(4)         Audit Committee
(5)         Compensation Committee
(6)         Asset/Liability Management and Investment Committee
(7)         Community Reinvestment Committee
(8)         Governance and Nominating Committee

Biographical Information

The principal occupation of and certain other information about, each of our directors and executive officers is set forth below.

Directors

S. David Brandt, Esq., 74, an attorney, has been a partner at the law firm of Ballard Spahr Andrews & Ingersoll, LLP in Voorhees, New Jersey, since 2002.  From 1971 until 2001, Mr. Brandt was a partner at the law firm of Brandt, Haughey in Moorestown, New Jersey.  Mr. Brandt has been a member of Sterling Bank’s (the “Bank”) Board of Directors since 1990 and a member of the Company’s Board of Directors since 2006.

Jeffrey Dubrow, 48, has been President of Duco Corporation, a custom builder and developer, since 1983 and, since 1991, Mr. Dubrow has been the managing partner of Sibo Partners, an investment company, each of which is located in Moorestown, New Jersey.  Since 2001, Mr. Dubrow has been owner of Duco Holdings LLC and since 2003 he has been owner of Mansfield Land Investment Corporation.  Mr. Dubrow was the President of CPB Inc., an architectural millwork company located in Winslow, New Jersey, from 1995 until its sale in 2002.  Mr. Dubrow has been a member of Sterling Bank’s Board of Directors since 1990 and a member of the Company’s Board of Directors since 2006.

A. Theodore Eckenhoff, 71, has been self-employed as a farmer since 2002.  From 1982 until 2002, Mr. Eckenhoff was President and Chief Executive Officer of Eckenhoff Buick in Cherry Hill, New Jersey.  Mr. Eckenhoff has been a member of Sterling Bank’s Board of Directors since 1990 and a member of the Company’s Board of Directors since 2006.

R. Scott Horner, 58, has been our Executive Vice President and Chief Financial Officer since 1997, a member of Sterling Bank’s Board of Directors since 1998 and a member of the Company’s Board of Directors since 2006.

James L. Kaltenbach, M.D., 66, is a physician and has been a principal of South Jersey Pediatric Associates since January 1982, a member of Sterling Bank’s Board of Directors since 1992 and a member of the Company’s Board of Directors since 2006.

Robert H. King, 61, has served as our President and Chief Executive Officer and as a member of Sterling Bank’s Board of Directors since 1993 and a member of the Company’s Board of Directors since 2006.

G. Edward Koenig, Jr., 67, is a licensed real estate sales agent for Falconer & Bell Realtors in Bordentown, New Jersey.  Mr. Koenig is a past chairman and current member and trustee of the Burlington County Military Affairs Committee.  Mr. Koenig has been a member of Sterling Bank’s and the Company’s Board of Directors since 2007.

John J. Maley, Jr., CPA, 60, is the owner of John J. Maley, Jr. CPA/RMA accounting practice in Bordentown City formed in 1985.  Mr. Maley is also a licensed public school accountant and certified municipal finance officer.  Mr. Maley has been a member of Sterling Bank’s and the Company’s Board of Directors since 2007.

Luis G. Rogers, 66, has been President of Lease Group Resources in Mt. Holly, New Jersey since 1986, a member of Sterling Bank’s Board of Directors since 2001 and a member of the Company’s Board of Directors since 2006.

Ronald P. Sandmeyer, 78, has served as Chairman of the Board of Sandmeyer Steel Company in Philadelphia, Pennsylvania since 1998, and served as President and CEO from 1969 to 1998.  He is a Co-Founder, past Chairman and past President of Sterling Bank and a member of Sterling Bank’s Board of Directors since 1990 and a member of the Company’s Board of Directors since 2006.

Jeffrey P. Taylor, 57, has served in the Engineering Department for the Township of Burlington, New Jersey since 2008.  From 2005 until 2008, Mr. Taylor served as City Engineer/Director, City of Burlington, New Jersey.  From 1997 until 2005, Mr. Taylor served as President of Environmental Resolutions, Inc., an environmental engineering firm in Mount Laurel, New Jersey.  Mr. Taylor has been a member of Sterling Bank’s Board of Directors since 1990 and a member of the Company’s Board of Directors since 2006.

James W. Yoh, PhD., 62, has been President and Chief Executive Officer of Galaxy Technology LLC since June 2004.  From 1988 until July 2005, Mr. Yoh also served as President and Chief Executive Officer of Galaxy Scientific Corporation.  Dr. Yoh has been a member of Sterling Bank’s Board of Directors since 2001 and a member of the Company’s Board of Directors since 2006.

Executive Officers (who are not also directors)

John Herninko, 60, has been an Executive Vice President of Sterling Bank and the Company since 2007 and Senior Vice President since 1997 and our Senior Loan Officer since 1995.  From 1994 until 1995, Mr. Herninko served as a Vice President in our commercial lending area.

Dale F. Braun, Jr., 45, has been a Senior Vice President of Sterling Bank and the Company since 2006 and our Controller since 1998.  From 1993 until 1998, Mr. Braun served as our Accounting Manager.

Kimberly A. Johnson, 45, has been a Senior Vice President of Sterling Bank and the Company since 2006 and has served as our Administrative Officer since 1998.  From 1992 until 1998, Ms. Johnson served as one of our mangers, concentrating in both retail banking and consumer lending areas.

Theresa S. Valentino Congdon, 51, has been a Senior Vice President and Senior Retail Officer of Sterling Bank since 2001 and the Company since 2006.  From 1990 to 2001, Ms. Valentino Congdon served as one of our Vice Presidents, concentrating in both the commercial and consumer lending areas.

Director Independence

The Company is listed on the NASDAQ Capital Market and follows the NASDAQ listing standards for Board and committee independence.  Under NASDAQ Rule 4200(a)(15), a director is not considered to be independent if he also an executive officer or employee of the Company.  Accordingly, Mr. King, our President and Chief Executive Officer and Mr. Horner, our Executive Vice President and Chief Financial Officer, are not independent. The Board of Directors considered relationships and other arrangements, if any, with each director when director independence was reviewed, including the Company’s relationships with the law firm with which Director Brandt is affiliated, and has determined that all directors other than Directors King and Horner are independent under the applicable NASDAQ listing standards.

Meetings and Committees of the Board

During 2008, the Company’s Board of Directors held 12 regular meetings and 1 special meeting, and Sterling Bank’s Board of Directors held 12 regular meetings and 1 special meeting.  Established committees of the Board of Directors are the Executive Committee, Loan Committee, Audit Committee, Compensation Committee, Asset/Liability Management and Investment Committee, Community Reinvestment Committee and Governance and Nominating Committee.  In addition, the Board has created ad-hoc committees from time to time for particular purposes.

No Director attended fewer than 75% of the total meetings of the Board of Directors and committees on which such Director served during the year ended December 31, 2008, other than Director Yoh.

Governance and Nominating Committee and Nomination of Directors.  The Governance and Nominating Committee consists of Directors Eckenhoff (Chair), Brandt and Sandmeyer. The Governance and Nominating Committee monitors corporate governance matters, reviews possible candidates for the Board of Directors and recommends qualified candidates for election as directors of the Company. The Governance and Nominating Committee operates under a formal charter that governs its duties and standards of performance, a copy of which is available on our website (www.sterlingnj.com). The Board of Directors met in December 2008 in connection with the nomination of directors for election to the Board.

Under state and federal banking law, the directors of the Company are subject to extensive scrutiny.  In addition, state banking law requires directors to maintain a minimum ownership level in the Company’s Common Stock.  While all director candidates must satisfy strong ethical standards, there are no express minimum qualifications for director candidates.  Historically, the Company has considered the following criteria in connection with the evaluation of director candidates:

•	How their service as a director will benefit the Company
•	How they are expected to interact with the full Board of Directors and management
•	Director candidates should come from the Company’s market areas
•	Their business leadership and local community involvement

The Governance and Nominating Committee will also consider these factors in identifying and evaluating potential nominees for the 2010 Annual Meeting.  In addition, since the Company’s inception, share ownership also has been a significant factor in selecting candidates for director, and will continue to be a significant factor in the Governance and Nominating Committee’s review process.

The Governance and Nominating Committee will consider director nominees recommended by shareholders in accordance with the procedures set forth in the Company’s Bylaws.  Anyone wishing to submit a candidate must provide written notice recommending the candidate for election at the next Annual Meeting of the shareholders to the Secretary of the Company at 3100 Route 38, Mount Laurel, New Jersey 08054, not later than the latest date upon which shareholder proposals must be submitted for inclusion in the Company’s proxy statement under the federal securities laws or, if no such rules apply, at least 90 days in advance of the anniversary of the preceding year’s Annual Meeting.  If the election will be held via special meeting, the notice must be given at least 30 days prior to the printing of the Company’s proxy materials or, if no such proxy materials are being distributed, at least the close of business on the fifth day following the date on which notice of such meeting is given to the shareholder. The notification must include:

•	The name and address of each proposed nominee
•	The name and residence address of the shareholder
•	The number of shares of stock owned by the shareholder
•	A description of any arrangements or understandings between the shareholder, each nominee and any other person pursuant to which the nomination was made by the shareholder
•
Such other information regarding the nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had the nominee been nominated by the Board of Directors

•	The consent of each nominee to serve as a director of the Company if so elected

Candidates nominated by shareholders must meet all regulatory qualifications as well as conditions for coverage under the Company’s insurance policies.  Shareholder nominees will be evaluated on the basis of the same criteria that all other director nominees are evaluated.

Historically, the Board of Directors has acted as a group to identify individuals who could be considered as viable Board members.  The Company expects to continue that practice.  When an individual director identifies a potential candidate, he or she will be encouraged to bring that individual’s name to the Governance and Nominating Committee for consideration.  In evaluating all potential candidates, the Governance and Nominating Committee will strive to complement and strengthen the skills within the existing Board to maintain a balance of knowledge, experience and capability.  The Company has not engaged a third party or parties to identify or evaluate or assist in evaluating potential nominees for directorship.

Audit Committee. The Audit Committee presently consists of Directors Taylor (Chair), Eckenhoff (Ex-Officio), Kaltenbach, Maley, Sandmeyer, and Yoh.  The Audit Committee assists the Board of Directors in fulfilling its oversight of the audit and integrity of the Company’s financial statements; the qualifications, independence and performance of the Company’s independent auditor; the adequacy and effectiveness of the Company’s accounting, auditing and financial reporting processes; and the Company’s compliance with legal and regulatory requirements.  The duties of the Audit Committee include the selection and appointment of the Company’s independent auditor, and meeting with the Company’s independent auditor, with and without management present, to discuss the conduct of its audit and the overall integrity of the Company’s accounting, auditing, and financial reporting processes.

Our Board of Directors has determined that the Company does not have an “audit committee financial expert” (as defined in regulations adopted under the Securities Exchange Act of 1934) serving on the Audit Committee.  However, the Board believes that the substantial financial and business experience and knowledge of the members of the Audit Committee are sufficient to enable the Audit Committee to properly perform all of its duties and responsibilities.  The Board of Directors annually reviews the Audit Committee charter and a copy is available on our website (www.sterlingnj.com).  The Audit Committee meets on a regular basis at least quarterly, and it met 11 times during the year ended December 31, 2008.

Compensation Committee.  The Compensation Committee consists of Directors Brandt (Chair), Eckenhoff and Taylor.  The Compensation Committee operates under a formal charter that governs its duties and standards of performance, a copy of which is available on the Company’s website (www.sterlingnj.com).  Pursuant to its charter, the Compensation Committee is primarily responsible for determining compensation payable to the officers and key employees of the Company and recommending to the Board additions, deletions and alternation with respect to the various employee benefit plans and other fringe benefits provided by the Company.  The Committee is also primarily responsible for administering the Company’s equity compensation plans, recommending equity grants to the Board with respect to the Company’s key employees and non-employee directors, and determining the terms and conditions on which grants are made.  Committee members, however, may not participate in decisions pertaining to his compensation or benefits in his capacity as a director of the Company.

The Compensation Committee has the power to appoint subcommittees, and to delegate its authority and responsibilities to such subcommittees, as the Compensation Committee deems appropriate. The Compensation Committee has the power and discretion to retain independent consultants and advisors as it deems necessary or appropriate to carry out its duties.

Communications with the Board of Directors and Director Attendance at Annual Meetings

Shareholders wishing to communicate with the Board of Directors are welcome to contact the Board. A shareholder who wishes to communicate with the Board may do so by directing a written request to Robert H. King, President and Chief Executive Officer, at the address appearing on the first page of this proxy statement.  All shareholder communications will be brought to the attention of the full board unless the communication is a personal grievance, or is abusive, illegal or otherwise manifestly inappropriate.

The Bylaws of the Company provide that the Annual Meeting shall be held at such time as may be determined by the Board of Directors.  Directors are encouraged to attend annual meetings.  Eleven of the fourteen members of the Board of Directors of the Company attended the 2008 Annual Meeting of Shareholders.

SECURITY OWNERSHIP OF DIRECTORS, EXECUTIVE
OFFICERS AND CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information with respect to the beneficial ownership of shares of Common Stock, as of March 13, 2009, by (i) each shareholder known by us to be the beneficial owner of more than five percent (5%) of the outstanding shares of Common Stock; (ii) each of our directors; (iii) each executive officer named in the Summary Compensation Table appearing below under “Director and Executive Officer Compensation”; and (iv) all executive officers and directors as a group.  Except as indicated in the footnotes to the table, the persons and entities named in the table have sole voting and investment power with respect to all shares of common stock which they respectively own beneficially.

The address of each person who is one of our executive officers or directors is 3100 Route 38, Mt. Laurel, New Jersey 08054.

	Number of Shares Beneficially Owned (1)	Percent of Company Common Stock (1)
Certain Beneficial Owners:
Jeffrey P. Orleans (2)	387,017	6.62%
Wellington Management Company, LLP (3)	308,843	5.29%

Directors and Executive Officers:
S. David Brandt, Esq. (4)	27,136	*
Dale F. Braun, Jr. (5)	27,473	*
Jeffrey Dubrow (6)	21,422	*
A. Theodore Eckenhoff (7)	83,651	1.43%
John Herninko (8)	34,869	*
R. Scott Horner (9)	72,037	1.23%
Kimberly A. Johnson (10)	28,646	*
James L. Kaltenbach, M.D. (11)	38,323	*
Robert H. King (12)	130,049	2.23%
G. Edward Koenig (13)	20,392	*
John J. Maley, Jr., CPA (14)	17,167	*
Luis G. Rogers (15)	18,408	*
Ronald P. Sandmeyer (16)	132,982	2.28%
Jeffrey P. Taylor (17)	125,651	2.15%
Theresa S. Valentino Congdon (18)	29,379	*
James W. Yoh, Ph.D. (19)	10,935	*
All Directors and Executive Officers of the Company as a Group (16 persons) (20)	818,520	14.01%
__________________
* = less than one percent

(1)
Beneficial ownership is based on 5,843,362 outstanding shares of common stock as of March 13, 2009.  The securities “beneficially owned” by an individual are determined in accordance with the regulations of the Securities and Exchange Commission and, accordingly, may include securities owned by or for, among others, the spouse and/or minor children of the individual and any other relative who has the same home as such individual, as well as other securities as to which the individual has or shares voting or investment power.  A person is also deemed to beneficially own shares of common stock which such person does not own but has the right to acquire presently or within 60 days from March 13, 2009.

(2)
Based solely on information provided to us by the named beneficial owner, Jeffrey P. Orleans, One Greenwood Square, 3333 Street Road, Bensalem, Pennsylvania 19020.  Mr. Orleans owns 342,424 shares directly and has voting and investment power over 44,593 shares owned by Orleans Investment Land Associates, LP, a limited partnership of which Mr. Orleans owns 100% of the corporate general partner.

(3)
Information provided by Schedule 13G under the Securities Exchange Act of 1934 filed by the named beneficial owner, Wellington Management Company, LLP, 75 State Street, Boston, MA 02109 in its capacity as investment advisor, are owned of record by clients of Wellington Management.  Wellington Management has shared power to vote on 224,685 shares and shared power to dispose of all 308,843 shares.

(4)	Includes 4,253 shares held by Mr. Brandt’s wife, 2,779 shares held by Mr. Brandt in an Individual Retirement Account and an option to purchase 2,799 shares.

(5)	Includes 7,167 shares held jointly with Mr. Braun’s wife and an option to purchase 20,306 shares.

(6)	Includes 810 shares held by Mr. Dubrow as custodian for his child, 1,528 shares held in an Individual Retirement Account and an option to purchase 2,799 shares.

(7)	Includes 7,450 shares held by Mr. Eckenhoff’s wife, 8,138 shares held in an Individual Retirement account, and an option to purchase 2,799 shares.

(8)	Includes 4,047 shares held jointly with Mr. Herninko’s wife, 1,326 shares held in an Individual Retirement Account and an option to purchase 29,496 shares.

(9)	Includes 29,359 shares held jointly with Mr. Horner’s wife, 13,219 shares held in an Individual Retirement Account and an option to purchase 29,459 shares.

(10)	Includes 8,415 shares held jointly with Ms. Johnson’s husband and an option to purchase 20,231 shares.

(11)	Includes 34,810 shares held in an Individual Retirement Account, 714 shares held by Dr. Kaltenbach’s wife, and an option to purchase 2,799 shares.

(12)	Includes 44,426 shares held jointly with Mr. King’s wife and an option to purchase 85,373 shares.

(13)	Includes 13,216 shares held by Mr. Koenig’s wife and 2,857 shares held in an Individual Retirement account.

(14)	Includes 1,786 shares held jointly with Mr. Maley’s wife.

(15)	Includes 157 shares held by Justice for All People, a nonprofit organization of which Mr. Rogers is the executive director, and an option to purchase 2,295 shares.

(16)	Includes 32,632 shares held by Mr. Sandmeyer’s wife as custodian for their grandchildren, 43,417 shares held jointly with his wife and an option to purchase 2,799 shares.

(17)
Includes 51,634 shares held by Mr. Taylor’s wife, 363 shares held by Mr. Taylor’s wife as custodian for their son, 11,637 held in an Individual Retirement Account, and an option to purchase 2,799 shares.

(18)	Includes 740 shares held as custodian for Ms Valentino Congdon’s son and an option to purchase 24,624 shares.

(19)	Includes an option to purchase 2,295 shares.

(20)	Includes 230,873 shares subject to options.

DIRECTOR AND EXECUTIVE OFFICER COMPENSATION

Executive Compensation

The following table sets forth certain information regarding our President and Chief Executive Officer and our two most highly-compensation executive officers who were serving as such as of the fiscal year ended December 31, 2008 (the “Named Executive Officers”).

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards (1)		Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation		Total
Robert H. King, President and Chief Executive Officer	2008	$214,424	$-	$-	$1,422	(2)	$12,077	$-	$338	(7)	$228,261
	2007	$209,466	$15,000	$-	$-		$-	$-	$869	(7)	$225,335
John Herninko, Executive Vice President and Senior Loan Officer	2008	$137,923	$-	$-	$6,004	(3)	$10,749	$-	$4,307	(7)	$158,983
	2007	$132,438	$10,000	$-	$3,312	(4)	$-	$-	$3,934	(7)	$149,684
R. Scott Horner, Executive Vice President and Chief Financial Officer	2008	$137,234	$-	$-	$5,970	(5)	$11,400	$-	$4,080	(7)	$158,684
	2007	$131,733	$11,300	$-	$3,268	(6)	$-	$-	$3,973	(7)	$150,274

(1)
Represents share-based compensation expense incurred for the years ended December 31, 2008 and 2007, in accordance with Statement of Financial Accounting Standard (“SFAS”) 123(R), Share-Based Payment.  The amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.  For additional information on the valuation assumptions related to the calculation of the valuation, see Footnote 15 to the Consolidated Financial Statements for the fiscal years ended December 31, 2008 and 2007, included in the Company’s Annual Report on Form 10-K captioned “Stock Option Plan.”

(2)	20,000 options are exercisable at $3.80 and expire on 6/24/18.

(3)	9,239 options are exercisable at $10.90 and expire on 3/28/16. 6,000 options are exercisable at $7.70 and expire on 11/27/17. 15,000 options are exercisable at $3.80 and expire on 6/24/18.

(4)	9,239 options are exercisable at $10.90 and expire on 3/28/16. 6,000 options are exercisable at $7.70 and expire on 11/27/17.

(5)	9,116 options are exercisable at $10.90 and expire on 3/28/16. 6,000 options are exercisable at $7.70 and expire on 11/27/17. 15,000 options are exercisable at $3.80 and expire on 6/24/18.

(6)	9,116 options are exercisable at $10.90 and expire on 3/28/16. 6,000 options are exercisable at $7.70 and expire on 11/27/17.

(7)	Represents employer contributions to the Company’s 401(k) plan.

Narrative Disclosure to Summary Compensation Table

The executive compensation policies of the Company are designed to foster the complementary objectives of attracting and retaining quality executive leadership and maximizing shareholder growth. Base salary is a critical element of executive compensation because it provides our executive officers with a base level of bi-weekly income.  Base compensation is set annually within these midpoints based upon internal factors involving the individual executive’s experience, past performance, job scope and complexity and external factors involving general economic conditions and overall corporate performance.  The Company also grants stock options under its Employee Stock Option Plans and cash incentives under its Incentive Compensation Plan in an effort to link compensation to the Company’s long-term growth and to provide executives with an incentive to achieve and surpass targeted performance goals.  The annual short term incentive opportunities available under the Incentive Compensation Plan reward executive and senior officers for the achievement of the Company and for individual performance objectives.  The Employee Stock Option Plans provides equity-incentives that create a long-term link between the compensation provided to executive officers with gains realized by shareholders.

Employment/Change-in-Control Agreements

The Company has entered into an employment agreement with Mr. King effective January 25, 2006, as amended on December 26, 2007, for a term of three years (“Term of Employment”) and extending daily until Mr. King reaches the age of 65.  The agreement provides for salary and benefits to be paid to Mr. King for services rendered as President and Chief Executive Officer.  Mr. King’s current salary is $214,424 and he also is eligible to receive discretionary bonuses.  The Company may terminate Mr. King’s employment without Cause (as defined in the Agreement), or Mr. King may terminate his employment with Good Reason (as defined in the Agreement) with 30 days written notice to the Company.  If the Company terminates Mr. King’s employment without Cause or if Mr. King terminates his employment with Good Reason, the Company shall pay Mr. King an amount equal to three times his highest annualized base salary during the Term of Employment plus an average of the annual bonuses paid to him during the three years preceding the year of termination.  This amount shall be paid over a three period in 36 equal monthly installments.  In addition, Mr. King shall receive a continuation of any welfare benefits he would be participating in at the time of termination for a period of three years.

The above payments of salary, bonus and continuation of benefits also apply in the event of a “change in control”, except that Mr. King has 180 days from that event occurring to terminate his employment.  If a “change in control” as defined in Mr. King’s employment agreement were to have occurred on December 31, 2008, Mr. King would have been entitled to receive approximately $709,849 in the aggregate, plus continuation of his welfare benefits he was receiving from the Company, if his employment had been terminated without Cause or if he terminated it with Good Reason.

The Company has employed John Herninko as its Senior Loan Officer since 1995 and as an Executive Vice President since 2007.  Mr. Herninko does not have an employment contract with the Company and is an “at will” employee.  His current salary is $137,923, he participates in the Incentive Compensation Plan and he may receive discretionary bonuses.

The Company has employed R. Scott Horner as its Executive Vice President and Chief Financial Officer since 1997.  Mr. Horner does not have an employment contract with the Company and is an “at will” employee.  His current salary is $137,234, he participates in the Incentive Compensation Plan and he may receive discretionary bonuses.

The Company has entered into change-in-control agreements with Mr. Herninko and Mr. Horner which provides for their employment for a term of 24 months (“Term of Employment”) from the date of any change in control at their then base salary and with benefits at least comparable to those received by them prior to the change in control.  The agreements provide that in the event the Company terminates their employment for any reason other than for Cause (as defined in the agreement), or within 30 days of any “change in control” they elect to terminate their employment, they shall be entitled to receive a lump sum cash amount equal to two times their salary and shall receive a continuation of their normal benefits for the balance of the Term of Employment.  In the event that the Company terminates their employment during the final 23 months of their Term of Employment, or they terminate their employment for Good Reason (as defined in the agreement), they will be entitled to receive their current salary as of the date of termination payable in equal monthly installments for the duration of the Term of Employment, as well as a continuation of normal benefits and certain fringe benefits, including two times the value of the Company’s annual reimbursement limit for club dues and automobile expenses.  As a condition to the receipt of any post-termination payments under the Agreements, they are required to execute a release agreement, which, among other things, releases the Company from any claim arising out of their employment with the Company, and prohibits them from disparaging the Company.  If they should die during the Term of Employment following any such termination, the Company shall pay to his executors, administrators or personal representatives a lump sum in cash equal to the aggregate amount of the remaining salary payments for the Term of Employment.  A “change in control” is defined in the agreement to mean a consolidation or merger of the Company, in which the Company is not the continuing or surviving entity; any sale, lease, exchange or other transfer of substantially all of the Company’s assets; or any person or group (not including present members of the Board of Directors) becoming the beneficial owner of 25% or more of the Company’s outstanding voting securities.  If a “change in control” was to have occurred on December 31, 2008 and Mr. Herninko and Mr. Horner had each elected to terminate their employment with the Company, they would have been entitled to received approximately $275,846 and $274,468, respectively, under these agreements, plus a continuation of their existing benefits as noted.

Incentive Compensation Plan

In 2007, the Company adopted an incentive compensation plan for selected executives of the Company.  Each executive officer participates in the incentive plan.  Awards under the incentive plan are based on a series of criteria which are established annually by the Board of Directors. Awards are, however, subject to the discretion of the Board of Directors.  The maximum cash incentive that any named executive officer may receive under the incentive plan is 25% of the individual's annual salary.  The performance goals consist of targets for return on assets, as compared to a regional peer group; targets for return on assets, as compared to all New Jersey banks as a group; and a qualitative assessment of the individual's contributions during the annual period of the review.  Each assessment area is weighted as 33% of the formula.  The annual assessments are completed during the first quarter of the year and consider the progress of the Company and the individual during the previous annual period.  The Compensation Committee of the Board of Directors, consisting of independent directors, is responsible to the Board for administration of the program.  All awards under the incentive plan are paid in cash in a lump sum payment.  During 2008, Mr. King, Mr. Herninko and Mr. Horner were awarded $12,077, $10,749 and $11,400, respectively under such plan.

Employees Stock Option Plans

As a part of the Reorganization of the Bank, the Company adopted and assumed the Bank’s 1994 Employee Stock Option Plan, 1998 Employee Stock Option Plan, and 2003 Employee Stock Option Plan (the “Bank Plans”).  In 2008, the Company’s shareholders approved the Company’s 2008 Employee Stock Option (together with the Bank Plans, the “Employee Stock Option Plans”).  The Employee Stock Option Plans were adopted by the Company to provide full-time officers and employees with an added incentive to perform at a high level and encourage the employee’s continued employment at the Bank by increasing their proprietary interest in the success of the Company and the Bank.  Options to purchase up to 709,399 shares of our common stock may be granted under the Employee Stock Option Plans.  A total of 497,798 shares have been reserved for issuance under options outstanding as of December 31, 2008.  Persons eligible to receive options under the Employee Stock Option Plans are the management employees of the Bank, but exclude persons who may own 10% or more of the outstanding common stock at the time of the grant.  As of December 31, 2008, approximately 39 officers and employees the Company and the Bank were eligible to hold options to purchase under the Employee Option Plans.  The Employee Stock Option Plans contemplate the grant of incentive stock options.  All future grants of employee options, if any, will be granted under the 2008 Employee Stock Option Plan.

The individual awards of stock options made to the Named Executive Officers during 2007 and 2008 were determined by the Board of Directors based on the recommendation of the Option Committee. In making the recommendation, the Option Committee considered the total number of options to be granted and the profitability of the Bank and the Company as well as the level of individual performance and contribution to the Company of each of the Named Executive Officers.

Outstanding Equity Awards at Fiscal Year End

	OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock that have not Vested	Market Value of Shares or units of Stock that have not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested	Equity Incentive Plan Awards Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested
Robert H. King (1)	1,445	-	-	$ 6.48	03/25/13	-	-	-	-
	60,775	-	-	8.23	04/26/14	-	-	-	-
	23,153	-	-	8.70	03/22/15	-	-	-	-
	-	20,000	-	3.80	06/24/18	-	-	-	-
John Herninko (2)	4,221	-	-	$ 8.17	11/23/09	-	-	-	-
	4,020	-	-	6.86	12/01/10	-	-	-	-
	1,445	-	-	6.48	03/25/13	-	-	-	-
	4,863	-	-	7.66	11/25/13	-	-	-	-
	8,682	-	-	9.07	11/23/14	-	-	-	-
	2,894	-	-	8.70	03/22/15	-	-	-	-
	1,847	7,392	-	10.90	05/28/16	-	-	-	-
	600	5,400	-	7.70	11/27/17	-	-	-	-
	-	15,000	-	3.80	06/24/18	-	-	-	-
R. Scott Horner (3)	4,221	-	-	$ 8.17	11/23/09	-	-	-	-
	4,020	-	-	6.86	12/01/10	-	-	-	-
	1,445	-	-	6.48	03/25/13	-	-	-	-
	4,863	-	-	7.66	11/25/13	-	-	-	-
	8,682	-	-	9.07	11/23/14	-	-	-	-
	2,894	-	-	8.70	03/22/15	-	-	-	-
	1,823	7,293	-	10.90	05/28/16	-	-	-	-
	600	5,400	-	7.70	11/27/17	-	-	-	-
	-	15,000	-	7.70	06/24/18	-	-	-	-

(1)	All unexercised options granted to Mr. King vested as of 12/31/08, except the awards expiring 06/24/18, which vest as follow:

06/24/18 Expiration
06/24/09 = 2,000
06/24/10 = 2,000
06/24/11 = 2,000
06/24/12 = 2,000
06/24/13 = 2,000
06/24/14 = 2,000
06/24/15 = 2,000
06/24/16 = 2,000
06/24/17 = 2,000
06/24/18 = 2,000

(2)	All unexercised options granted to Mr. Herninko vested as of 12/31/08, except the awards expiring 05/28/16, 11/27/17 and 06/24/18, which vest as follow:

05/28/16 Expiration	11/27/17 Expiration	06/24/18 Expiration
01/01/09 = 924	11/28/09 = 600	06/24/09 = 1,500
01/01/10 = 924	11/28/10 = 600	06/24/10 = 1,500
01/01/11 = 924	11/28/11 = 600	06/24/11 = 1,500
01/01/12 = 924	11/28/12 = 600	06/24/12 = 1,500

01/01/13 = 924	11/28/13 = 600	06/24/13 = 1,500
01/01/14 = 924	11/28/14 = 600	06/24/14 = 1,500
01/01/15 = 924	11/28/15 = 600	06/24/15 = 1,500
01/01/16 = 924	11/28/16 = 600	06/24/16 = 1,500
	08/27/17 = 600	06/24/17 = 1,500
06/24/18 = 1,500

(3)	All unexercised options granted to Mr. Horner vested as of 12/31/08, except the awards expiring 05/28/16, 11/27/17 and 06/24/18, which vest as follow:

05/28/16 Expiration	11/27/17 Expiration	06/24/18 Expiration
01/01/09 = 911	11/28/09 = 600	06/24/09 = 1,500
01/01/10 = 912	11/28/10 = 600	06/24/10 = 1,500
01/01/11 = 912	11/28/11 = 600	06/24/11 = 1,500
01/01/12 = 911	11/28/12 = 600	06/24/12 = 1,500
01/01/13 = 912	11/28/13 = 600	06/24/13 = 1,500
01/01/14 = 911	11/28/14 = 600	06/24/14 = 1,500
01/01/15 = 912	11/28/15 = 600	06/24/15 = 1,500
01/01/16 = 912	11/28/16 = 600	06/24/16 = 1,500
	08/27/17 = 600	06/24/17 = 1,500
06/24/18 = 1,500

Directors’ Compensation

The following table sets forth the compensation paid to our directors for the fiscal year ended December 31, 2008:

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards (1) (2)	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation		Total
S. David Brand, Esq.	$15,025	$-	$210	$-	$-	$-		$15,235
Jeffrey Dubrow	$9,700	$-	$210	$-	$-	$-		$9,910
A. Theodore Eckenhoff	$19,425	$-	$210	$-	$-	$-		$19,635
Benjamin Goldman	$7,100	$-	$210	$-	$-	$-		$7,310
James L. Kaltenback, M.D.	$14,250	$-	$210	$-	$-	$-		$14,460
G. Edward Koenig	$15,725	$-	$210	$-	$-	$-		$15,935
John J. Maley, Jr., CPA	$10,675	$-	$210	$-	$-	$-		$10,885
Howard E. Needleman	$8,350	$-	$210	$-	$-	$10,000	(3)	$18,560
Luis G. Rogers	$13,675	$-	$210	$-	$-	$-		$13,885
Ronald P. Sandmeyer	$16,775	$-	$210	$-	$-	$-		$16,985
Jeffrey P. Taylor	$12,775	$-	$210	$-	$-	$-		$12,985
James W. Yoh, Ph.D.	$8,475	$-	$210	$-	$-	$-		$8,685

(1)
Represents share-based compensation expense incurred for the year ended December 31, 2008, in accordance with Statement of Financial Accounting Standard (“SFAS”) 123(R), Share-Based Payment.  The amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.  For additional information on the valuation assumptions related to the calculation of the valuation, see Footnote 15 to the Consolidated Financial Statements for the fiscal years ended December 31, 2008 and 2007, included in the Company’s Annual Report on Form 10-K captioned “Stock Option Plan.”

(2)	78,100 options are exercisable at $4.05 and expire on 9/02/18.

(3)	Represents a retirement gift from the Company in recognition of Mr. Needleman’s years of dedicated service

Compensation Arrangements

For each regular meeting of the Board of Directors attended in person, each member will receive $600.  Members of the committees of the Board of Directors receive $450 for attendance at each committee meeting.

Directors’ fees are not paid to any Director who is also an employee of the Company.  Directors are reimbursed for their reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the Board of Directors and committees of the Board.  For each of the first two quarters of 2008, a retainer was paid to each Director as follows: the Board Chairman and the Audit Committee Chairman each received $1,250; Audit Committee Members each received $1,000; and all other Directors each received $750.  The payment of a quarterly retainer was suspended as of the third quarter of 2008.  No other compensation, other than to Mr. Needleman in the form of a retirement gift, was paid to Directors in 2008.

Directors Stock Option Plan

As a part of the Reorganization of the Bank, the Company adopted and assumed the Bank’s 1998 Director Stock Option Plan (the “1998 Director Plan”).  The 1998 Director Plan expired in 2003.  In 2008, the Company’s shareholders approved the Company’s 2008 Director Stock Option Plan (the “2008 Director Plan”).  The 2008 Director Plan was adopted to provide non-employee directors of the Company an incentive to contribute to the growth and prosperity of the Company and to assist the Company in attracting and retaining directors through a grant of common stock.  Seven thousand one hundred (7,100) options to purchase the Company’s common stock were granted in 2008 to each of the Company’s 12 outside directors.

The aggregate number of shares which may be issued pursuant to the exercise of options granted under both director plans is 129,277.  A total of 107,377 shares have been reserved for issuance under options outstanding as of December 31, 2008.  Each plan is administered by the Option Committee.  As of December 31, 2008, 11 directors of the Company were eligible to hold options under the 2008 Director Plan.  All future option grants, if any, will be granted under the 2008 Director Option Plan.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information regarding our equity compensation plans as of December 31, 2008:

Plan Category	Number of shares of Common Stock to be issued upon exercise of outstanding options (a)	Weighted-average exercise price of outstanding options (b)	Number of shares of Common Stock remaining available for future issuance under equity compensation plans (excluding options reflected in column (a)) (c)
Equity compensation plans approved by shareholders	605,175	$7.22	233,501
Equity compensation plans not approved by shareholders	not applicable	not applicable	not applicable
Total	605,175	$7.22	233,501

CERTAIN TRANSACTIONS

We have had, and expect in the future to have, banking transactions in the ordinary course of business with our directors and executive officers (and their associates).  All loans by us to such persons (i) were made in the ordinary course of business, (ii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and (iii) did not involve more than the normal risk of collectibility or present other unfavorable features.

As of December 31, 2008, we had total loans and loan commitments outstanding to directors and their affiliates of approximately $6.1 million and no loans outstanding to executive officers.

We believe that such transactions were on terms at least as favorable to us as we would have received in transactions with an unrelated party.

Other Transactions.  Mr. Brandt, a director and shareholder in the company is a partner at the law firm of Ballard Spahr Andrews & Ingersoll LLP.  Ballard Spahr has provided the Company with legal services for several years.  In 2008, the Company paid Ballard Spahr $15,000 in fees for such services.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements for the year ended December 31, 2008, with management and with representatives of McGladrey & Pullen, LLP, the Company’s and Bank’s independent auditor.

Management has the primary responsibility for the Company’s consolidated financial statements and the Company’s accounting, auditing and financial reporting processes.  The Audit Committee is not providing any expert or special assurance as to the Company’s consolidated financial statements.  The Company’s independent auditor is responsible for expressing an opinion on the conformity of the Company’s consolidated financial statements with accounting principles generally accepted in the United States.  The Audit Committee is not providing any professional certification as to the independent auditor’s work product.

The Audit Committee discussed with representatives of McGladrey & Pullen, LLP all matters required to be discussed under Statement on Auditing Standards No. 61, “Communications with Audit Committees” as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.  The Audit Committee has received and reviewed the written disclosures and letter from McGladrey & Pullen, LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence and has discussed the independence of McGladrey & Pullen, LLP with representatives of the firm.

Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements for the year ended December 31, 2008, be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, for filing with the Securities and Exchange Commission.

Sincerely,

Audit Committee:
Jeffrey P. Taylor (Chair)
James L. Kaltenbach, M.D.
John J. Maley, Jr., CPA
Ronald P. Sandmeyer, Sr.
James W. Yoh, Ph.D

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities and Exchange Act of 1934, as amended, requires the Company’s executive officers and directors, and persons who own more than 10% of the Common Stock (collectively, “Reporting Persons”), to file reports of ownership and changes in ownership of the Common Stock with the Securities and Exchange Commission and to provide copies of those reports to the Company.  The Company is not aware of any person who presently is the beneficial owner, as defined under Section 16(a), of more than 10% of its Common Stock.  Based solely upon a review of the copies of such forms received by the Company or written representations from Reporting Persons, the Company believes that, with respect to fiscal 2008, all Reporting Persons complied with all applicable filing requirements under Section 16(a), except for Mr. Koenig, who had one late filing with respect to a single reportable transaction.

INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors has selected the firm of McGladrey & Pullen, LLP, independent accountants as auditors of the Company to examine and report to shareholders on the consolidated financial statements of the Company for the fiscal year ending on December 31, 2008.  McGladrey & Pullen, LLP (or its predecessor entity), has been the Company’s and the Bank’s independent accountants since the fiscal year ended December 31, 1993.  A representative of McGladrey & Pullen, LLP will be present at the Annual Meeting and will be given an opportunity to make a statement.  The representative will also be available to respond to appropriate questions from shareholders.  The Audit Committee of the Board of Directors has determined that the provision of the services set forth under “Audit Fees” below, is compatible with maintaining the independence of McGladrey & Pullen, LLP with respect to the Bank for the fiscal year ended December 31, 2008.

Audit Fees

The following table presents fees for professional services rendered by McGladrey & Pullen, LLP for the audit of the Company’s annual consolidated financial statements for the fiscal years ended December 31, 2008 and 2007 and fees billed for other services rendered by McGladrey & Pullen, LLP and RSM McGladrey, Inc. (an affiliate of McGladrey & Pullen, LLP) for fiscal years 2008 and 2007:

	2008	2007
Audit fees (a)	$112,000	$110,000
Audit-related fees (b)	22,000	38,000
Tax fees (c)	25,000	17,000
All other fees (d)	42,000	38,000
_________________________________

(a)	Fees for 2008 and 2007 consist of fees for the audit of the Company’s annual financial statements and review of financial statements included in the Company’s quarterly reports.

(b)
Fees for 2008 consist of fees for audit of the Company’s 401k Plan and review of Form S-8 filed with the SEC.  Fees for 2007 include review of the Bank’s Form S-8 filed with the SEC, audit of the Bank’s 401k Plan and consultation regarding the Bank’s acquisition of Farnsworth Bancorp, Inc.

(c)	Tax service fees for compliance work, as well as tax planning and tax advice.

(d)	All other fees consist of compliance work performed.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor

The Audit Committee pre-approves all audit and permissible non-audit services provided to the Company by the independent auditor.  These services may include audit services, audit-related services, tax services and other services.  The Audit Committee has adopted policies and procedures for the pre-approval of services provided by the independent auditor.  Such policies and procedures provide that management and the independent auditor shall jointly submit to the Audit Committee a schedule of audit and non-audit services for approval as part of the Annual Plan for each fiscal year.  In addition, the policies and procedures provide that the Audit Committee may also pre-approve particular services not in the Annual Plan on a case-by-case basis.  Management must provide a detailed description of each proposed service and the projected fees and costs (or a range of such fees and costs) for the service.  The policies and procedures require management and the independent auditor to provide quarterly updates to the Audit Committee regarding services rendered to date and services yet to be performed.

SHAREHOLDER PROPOSALS

In order to be considered for inclusion in the Company’s proxy materials for the Annual Meeting of shareholders for the fiscal year ending December 31, 2009 (the “2010 Annual Meeting”), all shareholder proposals must be received by the Company and must be submitted in accordance with Rule 14a-8 of the Exchange Act on or before December 31, 2009.  In order to receive consideration, shareholder proposals for the 2010 Annual Meeting which are not being submitted for inclusion in the Company’s proxy statement must be submitted to the Secretary of the Company so that it is received by the Company within a reasonable time before the 2010 Annual Meeting.  All shareholder proposals should be sent to R. Scott Horner, Secretary, Sterling Banks, Inc., 3100 Route 38, Mount Laurel, New Jersey 08054.

ADDITIONAL INFORMATION

The Company’s Annual Report to Shareholders for the fiscal year ended December 31, 2008 accompanies this Proxy Statement.  A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 as filed with the Securities and Exchange Commission, including exhibits thereto, as well as the Annual Report, may be obtained without charge, by any shareholder of the Company upon written request addressed to R. Scott Horner, Secretary, Sterling Banks, Inc., 3100 Route 38, Mount Laurel, New Jersey 08054.  The Annual Report, including exhibits, may be inspected or copied at prescribed rates at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549.  You may obtain information on the public reference facilities by calling the SEC at 1-800-SEC-0330. A copy of the information filed with the SEC may be also obtained through the SEC’s Internet web site located at http://www.sec.gov.

OTHER BUSINESS

The Board of Directors is not aware of any other matters to come before the Annual Meeting.  However, if any other matters should properly come before the Annual Meeting or any adjournments, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the persons named in the accompanying proxy.

ALL SHAREHOLDERS ARE URGED TO COMPLETE, SIGN, DATE, AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.  THANK YOU FOR YOUR PROMPT ATTENTION TO THIS MATTER.

REVOCABLE PROXY
STERLING BANKS, INC.
ANNUAL MEETING OF SHAREHOLDERS
May 12, 2009

The undersigned, revoking all previous proxies, hereby appoints A. Theodore Eckenhoff and Jeffrey P. Taylor and each of them, individually, to act as attorneys in fact and proxies for the undersigned with full power of substitution, to vote as indicated below all shares which the undersigned would be entitled to vote at the Annual Meeting of Shareholders of Sterling Banks, Inc. to be held at 5:00 PM on May 12, 2009 (the "Meeting"), at the Company's principal office, 3100 Route 38, Mount Laurel, New Jersey, or at any postponement or adjournment thereof.

1. Election of Directors:

o	For all nominees listed below
o	Withhold authority to vote for all nominees listed below
o	Withholding authority to vote for nominee(s) whose name(s) is/are written on the line below:

Nominees:

01 - S. David Brandt Esq.	02 - Jeffrey Dubrow	03 -A. Theodore Eckenhoff

04 - R. Scott Horner	05 -James L. Kaltenbach, M.D.	06 - Robert H. King

07 -G. Edward Koenig, Jr.	08 - John J. Maley, Jr., CPA	09 - Luis G. Rogers

10 - Ronald P. Sandmeyer, Sr.	11 - Jeffrey P. Taylor	12 - James W. Yoh, Ph.D.

This proxy is solicited on behalf of the Board of Directors of Sterling Banks, Inc. Unless otherwise directed, the shares will be voted “FOR” the election of all nominees for directors listed above. Such attorneys and proxies are authorized to vote in their discretion upon such other business which may property come before the Meeting or any postponement or adjournment thereof. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and accompanying Proxy Statement.

Date: _______________

Signature of Shareholder

Signature of Co-Shareholder (if any)

Note: Please sign this proxy exactly as name(s)
appear on your stock certificate. When signing as
attorney in fact, executor, administrator, trustee, or
guardian, please add your title as such, and if
signer is a corporation, please sign with full corpo-
rate name by a duly authorized officer and affix the
corporate seal. Where stock issued in the name of
two (2) or more persons all such persons should
sign.

VOTE BY INTERNET: Log-on to www.votestock.com Enter your control number printed to the left. Vote your proxy by checking the appropriate boxes Click on "Accept Vote".

VOTE BY TELEPHONE:  After you call the phone number below, you will be asked to enter the control number at the left of the page. You will need to respond to only a few simple prompts.  Your vote will be confirmed and cast as directed.

YOUR PROXY CONTROL NUMBER	Call toll-free in the U.S. or Canada at 1-866-578-5350 on a touch-tone telephone.

VOTE BY MAIL: If you do not wish to vote over the Internet or by telephone, please complete, sign, date and return the accompanying proxy card in the pre-paid envelope provided.

  You may vote by Internet or telephone 24 hours a day, 7 days a week.
Internet and telephone voting is available through 11:59 p.m., prevailing time, on May 11, 2009.
Your internet or telephone vote authorizes the named proxies to vote in the same manner as if you marked, signed and returned your proxy card.